Exhibit 24.2

KNOW ALL PERSONS BY THESE PRESENTS, that Rajiv Shah, M.D., whose signature appears below, constitutes and appoints Gregory A. Demopulos, M.D., Michael A. Jacobsen and Marcia S. Kelbon, and each of them severally, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form S-3 (File No. 333-201581) of Omeros Corporation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

/s/ Rajiv Shah, M.D. Rajiv Shah, M.D.	Director	March 15, 2016